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                                                                  EXHIBIT (6)(A)

                                 FIRSTHAND FUNDS

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Master Investment Advisory Agreement ("Agreement"), is made and entered into as of August 19, 2002 by and between FIRSTHAND FUNDS, a Delaware business trust (the "Trust") and FIRSTHAND CAPITAL MANAGEMENT, INC., (the "Adviser") each having its principal place of business at 125 South Market, Suite 1200, San Jose, California 95113.

     WHEREAS, the Trust and the Adviser have entered into the following Investment Advisory Agreements which contain, with the exception of the dates and the series of the Trust to which they relate, identical terms and conditions: an Investment Advisory Agreement dated September 9, 1999 with respect to each of Firsthand Technology Value Fund, Firsthand Technology Innovators Fund and Firsthand Technology Leaders Fund; an Investment Advisory Agreement dated September 30, 1999 with respect to Firsthand e-Commerce Fund; and an Investment Advisory Agreement dated August 19, 2000 with respect to Firsthand Global Technology Fund; and

     WHEREAS, the Trust and the Adviser desire to combine the above-referenced Investment Advisory Agreements into a Master Investment Advisory Agreement; and

     WHEREAS, the Trust and the Adviser desire to clarify that the Adviser shall reduce its fees and/or make reimbursement of expenses of a series of the Trust to the extent necessary to limit the total annual operating expenses of each series, net of Rule 12b-1 fees and shareholder servicing fees, if any, to the amounts set forth in the current Investment Advisory Agreements;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

1. The Trust hereby appoints the Adviser to continue to manage the investment and reinvestment of assets of the series of the Trust (the "Funds"), listed on Schedule A attached hereto for the period and on the terms set forth in this Agreement. In the event that the Trust establishes one or more additional portfolios or funds ("Additional Funds") with respect to which it wishes to retain the Adviser to act as investment adviser hereunder, the Trust shall notify the Adviser in writing. Upon written acceptance by the Adviser, such Additional Funds shall be listed on an amended Schedule A and shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Trust and its Funds) may be modified with respect to each Additional Fund in writing by the Trust and the Adviser at the time of the addition of the Additional Fund. The Adviser accepts such appointment and agrees to continue to render the services herein set forth, for the compensation herein provided.

2. Each Fund shall at all times inform the Adviser as to the securities owned by it, the funds available or to become available for investment by it, and generally as to the condition of its affairs. It shall furnish the Adviser with such other documents and information with regard to its affairs as the Adviser may from time to time reasonably request.

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3.   Subject to the direction and control of the Trust's Board of Trustees, the
     Adviser shall regularly provide each Fund with investment research, advice, management and supervision and shall furnish a continuous investment program for the Fund's portfolio of securities consistent with the Fund's investment objective, policies, and limitations as stated in the Fund's current Prospectus and Statement of Additional Information. The Adviser shall determine from time to time what securities will be purchased, retained or sold by each Fund, and shall implement those decisions, all subject to the provisions of the Trust's Declaration of Trust, the Investment Company Act of 1940, as amended (the "1940 Act"), the applicable rules and regulations of the Securities and Exchange Commission, and other applicable federal and state laws, as well as the investment objectives, policies, and limitations of the Fund. In placing orders for a Fund with brokers and dealers with respect to the execution of the Fund's securities transactions, the Adviser shall attempt to obtain the best net results. In doing so, the Adviser may consider such factors which it deems relevant to the relevant Fund's best interest, such as price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer involved and the quality of service rendered by the broker-dealer in other transactions. The Adviser shall have the discretionary authority to utilize certain broker-dealers even though it may result in the payment by a Fund of an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction; provided, however, that the Adviser had determined that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by the broker-dealer effecting the transaction. In no instance will portfolio securities be purchased from or sold to the Adviser or any affiliated person thereof on behalf of a Fund except in accordance with the rules and regulations promulgated by the Securities and Exchange Commission pursuant to the 1940 Act. The Adviser shall also provide advice and recommendations with respect to other aspects of the business and affairs of the Funds and shall perform such other functions of management and supervision as may be directed by the Board of Trustees of the Trust, provided that in no event shall the Adviser be responsible for any expense occasioned by the performance of such functions.

4. The Adviser is responsible for (1) compensation of any of the Trust's trustees, officers and employees who are interested persons of the Adviser and (2) compensation of the Adviser's personnel and other expenses incurred in connection with the provisions of portfolio management services under this Agreement. Other than as herein specifically indicated, the Adviser shall not be responsible for any Fund's expenses. Specifically, the Adviser will not be responsible, except to the extent of the reasonable compensation of employees of a Fund whose services may be used by the Adviser hereunder, for any of the following expenses of such Fund, which expenses shall be borne by that Fund: legal and audit expenses, organization expenses; interest; taxes; governmental fees; fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; the cost (including brokerage commissions or charges, if any) of securities purchased or sold by the Fund and any losses incurred in connection therewith; fees of custodian, transfer agents, registrars or other agents; distribution fees; expenses of preparing share certificates; expenses relating to the redemption or purchase of the Fund's shares; expenses of registering and qualifying Fund shares for sale under applicable federal and state law and maintaining such registrations and qualification; expenses of preparing, setting in print, printing and distributing

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     prospectuses, proxy statements, reports, notices and dividends to Fund shareholders; cost of stationery; costs of shareholders and other meetings of the Fund; compensation and expenses of the independent trustees of the Trust; and the Fund's pro rata portion of premiums of any fidelity bond and other insurance covering the Trust and its officers and trustees.

5. No trustee, officer or employee of the Trust Fund shall receive from any Fund any salary or other compensation as such trustee, officer or employee while he is at the same time a director, officer or employee of the Adviser or any affiliated company of the Adviser. This paragraph shall not apply to trustees, executive committee members, consultants and other persons who are not regular members of the Adviser's or any affiliated company's staff.

6. As compensation for the services performed by the Adviser, each Fund shall pay the Adviser, as promptly as possible after the last day of each month, a fee, accrued each calendar day (including weekends and holidays) at the rate based on such Fund's average daily net assets as set forth on Schedule A attached hereto. The Adviser shall reduce such fee or, if necessary, make expense reimbursements to each Fund to the extent required to limit the total annual operating expenses of such Fund (net of Rule 12b-1 and shareholder servicing fees, is any) to the amounts set forth on Schedule A attached hereto. The daily net assets of the Funds shall be computed as of the time of the regular close of business of the New York Stock Exchange or such other time as may be determined by the Board of Trustees of the Fund. Any of such payments as to which the Adviser may so request shall be accompanied by a report of the applicable Fund prepared either by the Fund or by a reputable firm of independent accountants which shall show the amount properly payable to the Adviser under this Agreement and the detailed computation thereof.

7. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Board of Trustees of the Trust in the following or declining to follow any advice or recommendation of the Adviser; provided that nothing in this Agreement shall protect the Adviser against any liability to any Fund or its stockholders to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

8. The Adviser shall be an independent contractor and shall have no authority to act for or represent any Fund in its investment commitments unless otherwise provided. No agreement, bid, offer, commitment, contract or other engagement entered into by the Adviser whether on behalf of the Adviser or whether purporting to have been entered into on behalf of a Fund shall be finding upon that Fund, and all acts authorized to be done by the Adviser under this Agreement shall be done by it as an independent contractor and not as an agent.

9. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Adviser who may also be a trustee, officer, or employee of the Trust to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a

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     dissimilar nature, nor to limit or restrict the right of the Adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other corporation, firm, individual or association.

10. As used in this Agreement, the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

11. This Agreement shall terminate automatically in the event of its assignment by the Adviser and shall not be assignable by the Trust without the consent of the Adviser. This Agreement may also be terminated at any time with respect to a Fund, without the payment of penalty, by the Trust on behalf of such Fund or by the Adviser on sixty (60) days' written notice addressed to the other party at its principal place of business.

12. This Agreement shall become effective on the date hereof and shall continue in effect with respect to a Fund for one year and from year to year thereafter only so long as specifically approved annually, (1) by vote of a majority of the trustees of the Trust who are not parties to this Agreement or interested persons of such parties, cast in person at a meeting called for that purpose, and, (2) either by vote of the holders of a majority of the outstanding voting securities of such Fund or by a majority vote of the Trust's Board of Trustees.

13. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no materials amendment of this Agreement shall be effective with respect to a Fund until approved by vote of the holders of a majority of such Fund's outstanding voting securities.

14. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and sealed by their officers thereunto duly authorized on the day and year first above written.

         FIRSTHAND FUNDS


         By /s/ Kevin Landis
           ---------------------------------
             Name: Kevin Landis
             Title: President



         FIRSTHAND CAPITAL MANAGEMENT, INC.


         By /s/ Kevin Landis
           ---------------------------------
             Name: Kevin Landis
             Title: President


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                                   SCHEDULE A

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
                                        FEE AS A PERCENTAGE OF                      TOTAL ANNUAL OPERATING
FUND NAME                              AVERAGE DAILY NET ASSETS                       EXPENSE LIMITATION
---------                              ------------------------                       ------------------
Firsthand Technology                             1.50%                          1.95% of its average daily net assets
     Value Fund                                                                 up to $200 million; 1.90% of such assets
                                                                                from $200 million to $500 million; 1.85%
                                                                                of such assets from $500 million to $1
                                                                                billion; and 1.80% of such assets in excess
                                                                                of $1 billion

Firsthand Technology                             1.50%                          1.95% of its average daily net assets up to
     Leaders Fund                                                               $200 million; 1.90% of such assets from $200
                                                                                million to $500 million; 1.85% of such assets
                                                                                from $500 million to $1 billion; and 1.80% of
                                                                                such assets in excess of $1 billion

Firsthand Technology                             1.50%                          1.95% of its average daily net assets up to
     Innovators Fund                                                            $200 million; 1.90% of such assets from $200
                                                                                million to $500 million; 1.85% of such assets
                                                                                from $500 million to $1 billion; and 1.80% of
                                                                                such assets in excess of $1 billion

Firsthand e-Commerce Fund                        1.50%                          1.95% of its average daily net assets up to
                                                                                $200 million; 1.90% of such assets from $200
                                                                                million to $500 million; 1.85% of such assets
                                                                                from $500 million to $1 billion; and 1.80% of
                                                                                such assets in excess of $1 billion

Firsthand Global Technology                      1.50%                          1.95% of its average daily net assets up to
     Fund                                                                       $200 million; 1.90% of such assets from $200
                                                                                million to $500 million; 1.85% of such
                                                                                assets from $500 million to $1 billion; and 1.80% of
                                                                                such assets in excess of $1 billion
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